EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SECURITIES AND EXCHANGE COMMISSION

450 Fifth Street, N.W.

Washington, C.C. 20549

Ladies and Gentlemen:

The Certifications set forth below are being submitted in connection with the Quarterly Report on Form 10-Q (the “Report”) of Fuquan Financial Company for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Meihua Li chief executive officer, and Hua Huang, the Chief financial officer, of Fuquan Financial Company each certifies that to the best of her knowledge and in the respective capacities as an officer of Fuquan Financial Company:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and;

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fuquan Financial Company.

Date: January 31, 2019

By:	/s/ Meihua Li
Name:	MEIHUA LI
Title:	Chief Executive Officer (Principal Executive Officer)

Date: January 31, 2019

By:	/s/ Hua Huang
Name:	HUA HUANG
Title:	Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to our Company and will be retained by our Company and furnished to the Securities and Exchange Commission or its staff upon request.